COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------



NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------



$148,270,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-1

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of January 1, 2007.


FEBRUARY 13, 2007




                                      BEAR
                                     STEARNS




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
STATEMENT REGARDING FREE WRITING PROSPECTUS
-------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.
--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

                               CONTACT INFORMATION
                               -------------------
MBS Trading
-----------

Scott Eichel                             Tel: (212) 272-5451
Sr. Managing Director                    eichel@bear.com

Chris Scott                              Tel: (212) 272-5451
Sr. Managing Director                    cscott@bear.com

MBS Structuring
---------------

Thomas Durkin                            Tel: (212) 272-5451
Associate Director                       tdurkin@bear.com

Andrew Wernick                           Tel: (212) 272-5451
Vice-President                           awernick@bear.com

MBS Banking
-----------

Jennifer Schneider                       Tel: (212) 272-7599
Managing Director Principal              jeschneider@bear.com

Robert Durden                            Tel: (212) 272-5714
Associate Director                       rdurden@bear.com

Mike Norden                              Tel: (212) 272-7073
Analyst                                  mnorden@bear.com

Syndicate
---------

Carol Fuller                             Tel: (212) 272-4955
Senior Managing Director                 cfuller@bear.com

Angela Ward                              Tel: (212) 272-4955
Associate Director                       adward@bear.com

Rating Agencies
---------------
S&P:              Daniel Tegen           Tel: (212) 438-8432
                                         daniel_tegen@standardandpoors.com

Moody's:          Wioletta Frankowicz    Tel: (212) 553-1019
                                         wioletta.frankowicz@moodys.com


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
              CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL
              -----------------------------------------------------

---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
            CERTIFICATE         RATINGS           EXPECTED        PASS-THROUGH       EXPECTED      EXPECTED     CERTIFICATE
  CLASS       SIZE (1)         S&P/MOODYS            CE               RATE           PRINCIPAL       WAL           TYPE
                                                  LEVELS (1)                          WINDOW        (YRS)
                                                                                      (MOS)
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   A-1        $92,240,000       AAA/Aaa           24.60%          LIBOR (2)(3)         1-29         1.00          Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   A-2        $16,193,000       AAA/Aaa           24.60%          LIBOR (2)(3)         29-64        3.00          Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   A-3        $11,777,000       AAA/Aaa           24.60%          LIBOR (2)(3)         64-76        6.11          Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-1        $11,319,000        AA/Aa2           17.50%          LIBOR (2)(4)         47-76        4.85       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-2         $3,348,000       AA-/Aa3           15.40%          LIBOR (2)(4)         45-76        4.58       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-3         $5,899,000         A/A2            11.70%          LIBOR (2)(4)         42-76        4.49       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-4         $2,631,000        A-/A3            10.05%          LIBOR (2)(4)         41-76        4.42       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-5         $2,551,000      BBB+/Baa1           8.45%          LIBOR (2)(4)         40-76        4.39       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-6         $2,312,000       BBB/Baa2           7.00%          LIBOR (2)(4)         39-76        4.36       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------
   M-7         $2,312,000      BBB-/Baa3           5.55%          LIBOR (2)(4)          1-6         0.18       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- -----------------

    NOTES:       - Prepayment Pricing Speed Assumption is 30% CPR
                 - Certificates will be priced to a 10% clean-up call
                 - Certificates are subject to a variance of +/- 10%

    (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

    (2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

    (3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

    (4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to
         1.5 times its original value.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first liens on residential mortgage properties as briefly described in the table below.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 50.93%) and Wells Fargo Bank, National Association (approximately 49.07%).

    - As of the Cut-Off Date, no more than approximately 16.95% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 64.52% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 46 originators with approximately 66.30% originated by Wells Fargo and approximately 10.94% by IndyMac. No other originator contributed more than 5%.

    - The mortgage loans that were originated by Wells Fargo are generally loans with a delinquency history (approximately 74.71%), loans that did not meet investor guidelines (approximately 10.88%) and loans that had a documentation issue (approximately 2.89%).

    - The mortgage loans that were originated by IndyMac are generally loans with a delinquency history (approximately 88.10%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------


----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
                                                     % OF     % OF     GROSS
                       INDEX/          PRINCIPAL      SUB-    TOTAL     WAC      WAM      AGE     OTERM    GROSS     CURR
   LOAN TYPE            TERM            BALANCE       POOL     POOL     (%)     (MOS.)   (MOS.)   (MOS.)   MARGIN(%) CLTV(%)  FICO
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
  ARM/1st Lien        1YR LIBOR       $2,162,484.04   2.09     1.35    6.558     349      11       360     3.132    88.05     610
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
  ARM/1st Lien      1YR TREASURY      $1,877,636.80   1.82     1.17    7.021     336      24       360     3.719    86.70     587
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
  ARM/1st Lien        6MO LIBOR      $99,182,758.56   96.09    62.04   8.574     346      14       360     5.537    83.56     553
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
                     TOTAL ARM:      $103,222,879.40  64.56    64.56   8.504     346      14       360     5.453    83.71     554
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
 Fixed/1st Lien        Balloon        $1,594,221.66   2.81     1.00    9.216     210      22       232      N/A     87.36     595
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
 Fixed/1st Lien      Full Amort      $55,062,080.63   97.19    34.44   7.914     330      17       347      N/A     78.92     598
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
                    TOTAL FIXED:     $56,656,302.29   35.44    35.44   7.951     327      17       344      N/A     79.16     598
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------
                  TOTAL PORTFOLIO:   $159,879,181.69 100.00   100.00   8.308     339      15       354     5.453    82.10     570
----------------- ------------------ --------------- -------- -------- ------- -------- -------- -------- --------- ------- --------

      ALL COLLATERAL INFORMATION PROVIDED HEREIN IS SUPERSEDED BY THE FREE WRITING PROSPECTUS, HAS BEEN CALCULATED USING INFORMATION AS OF JANUARY
      1, 2007, AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF THE
                      MORTGAGE POOL AS OF THE CUT-OFF DATE.
















--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
SUMMARY OF TERMS


DEPOSITOR:               Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:    EMC Mortgage Corporation.

MASTER SERVICER:         Wells Fargo Bank, National Association.

SERVICERS:               EMC Mortgage Corporation and Wells Fargo Bank, National
                         Association.

SOLE MANAGER:            Bear, Stearns & Co. Inc.

TRUSTEE:                 JPMorgan Chase Bank, National Association.

RATING AGENCIES:         Moody's and Standard & Poor's Ratings Group.

SWAP PROVIDER:           Bear Stearns Financial Products Inc.

CUT-OFF DATE:            January 1, 2007

SETTLEMENT DATE:         On or about February 15, 2007

DISTRIBUTION DATE:       25th day of each month (or the next business day),
                         commencing February, 2007

OPTIONAL CALL:           10% clean-up call

REGISTRATION:            The Certificates will be available in book-entry form
                         through DTC.

DENOMINATIONS:           The Certificates are issuable in minimum denominations
                         of an original amount of $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:     REMIC (one or more)

ERISA CONSIDERATIONS:    The Certificates generally may be purchased by, on
                         behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:       None of the Certificates will be 'mortgage related
                         securities' for purposes of the Secondary Mortgage
                         Market Enhancement Act of 1984.

P&I ADVANCES:            The servicer will be obligated to advance, or cause to
                         be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Trustee will be obligated to back-stop the servicer's obligation.

NET MORTGAGE RATE:       On any mortgage loan, the then applicable mortgage rate
                         thereon minus the sum of (1) the Servicing Fee Rate
                         (ranging from 0.25% to 0.50%) and (2) the Master
                         Servicing Rate (0.035%).


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

INTEREST PAYMENTS:        On each Distribution Date holders of the Certificates
                          will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid.

                          The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.

                          The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:       The Class M Certificates will not receive any
                          principal payments until the Stepdown Date or during a Trigger Event.

                          After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."

EARLY PRINCIPAL PAYMENT   The Early Principal Payment Amount for any
AMOUNT:                   Distribution Date is the lesser of (a) the sum of
                          certificate principal balance of the Class M-7
                          Certificates immediately prior to such Distribution
                          Date after taking into account distributions of principal made pursuant in "Principal Distributions" and clause (i) of "Net Monthly Excess Cashflow
                          Distributions" and (b) 100% of the remaining Net
                          Monthly Excess Cashflow after payment of clauses (i) through (x) of the Net Monthly Excess Cashflow
                          Distributions.

AGGREGATE EARLY PRINCIPAL The Aggregate Early Principal Payment Amount for any
PAYMENT AMOUNT:           Distribution Date is the sum of all amounts of
                          principal paid to the Class M-7 Certificate s pursuant to (ix) of the Net Monthly Excess Cashflow
                          Distributions on all prior Distribution Dates.

CREDIT ENHANCEMENT:       Subordination: Initially, [24.60]% for the Class A
                          Certificates, [17.50]% for the
                          Class M-1 Certificates, [15.40]% for the Class M-2
                          Certificates, [11.70]% for the
                          Class M-3 Certificates, [10.05]% for the Class M-4
                          Certificates, [8.45]% for the
                          Class M-5 Certificates, [7.00]% for the Class M-6
                          Certificates and [5.55]% for the
                          Class M-7 Certificates.

                          o  Overcollateralization ("OC")
                             INITIAL (% Orig.)          [5.55]%
                             OC TARGET (% Orig.)        [5.55]%
                             OC FLOOR (% Orig.)         [0.50]%

                          o Excess spread, which will initially be equal to approximately [274] bps per annum (before losses), is expected to be available to cover losses and to build OC.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
INTEREST REMITTANCE       With respect to any Distribution Date, that portion of
AMOUNT:                   the available distribution amount for that
                          Distribution Date that represents interest received or advanced on the Mortgage Loans (net of Administrative
                          Fees and any Net Swap Payment or Swap Termination
                          Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a "Swap Provider Trigger
                          Event")).

OVERCOLLATERALIZATION     The Overcollateralization Amount with respect to any
AMOUNT:                   Distribution Date is the excess, if any, of (i) the
                          aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate
                          Certificate Principal Balance of the Class A
                          Certificates and Class M Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

OVERCOLLATERALIZATION     With respect to any Distribution Date, prior to the
TARGET AMOUNT:            Stepdown Date, an amount equal to the sum of (a)
                          approximately 5.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Early Principal Payment Amount. For any
                          Distribution Date on or after the Stepdown Date provided a Trigger Event is not in effect, approximately the lesser of (a) the amount described in the preceding paragraph, and (b) the greater of (i) the excess of (x) approximately 14.00% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due
                          Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                          Prepayment Period, and after reduction for Realized
                          Losses incurred during the related Due Period) over
                          (y) the aggregate certificate principal balance of the Class M-7 Certficates immediately prior to such Distribution Date, and (ii) approximately $797,150;
                          provided, however, if a Trigger Event has occurred and is continuing on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the preceding Distribution Date (after taking into account any payments of principal made with respect to the Class M-7 Certificates pursuant to the Excess Cashflow
                          Distributions.

OVERCOLLATERALIZATION     With respect to any Distribution Date, an amount equal
INCREASE AMOUNT:          to the lesser of (i) available excess cashflow from
                          the Mortgage Loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization
                          Target Amount for that Distribution Date over (y) the
                          Overcollateralization Amount for that Distribution
                          Date.

OVERCOLLATERALIZATION     With respect to any Distribution Date for which the
REDUCTION AMOUNT:         Excess Overcollateralization Amount is, or would be,
                          after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                          Overcollateralization Amount for that Distribution
                          Date and (ii) principal collected on the Mortgage
                          Loans for that Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

EXCESS                    With respect to any Distribution Date, the excess, if
OVERCOLLATERALIZATION     any, of the Overcollateralization Amount over the
AMOUNT:                   Overcollateralization Target Amount.

STEPDOWN DATE:            The later to occur of (x) the Distribution Date
                          occurring in February 2010 and (y) the first
                          Distribution Date on which the Credit Enhancement
                          Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal
                          Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period)) is greater than or equal to approximately 49.20%.

CREDIT ENHANCEMENT        The Credit Enhancement Percentage for any Class of
PERCENTAGE:               Certificates for any Distribution Date is the
                          percentage obtained by dividing (x) the aggregate
                          Certificate Principal Balance of the class or classes subordinate thereto (including the Class CE
                          Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage
                          Loans and distribution of the Principal Distribution
                          Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.


                          CLASS    INITIAL CE %     CE % ON/AFTER STEPDOWN DATE
                          ------------------------------------------------------
                          A          [24.60]%                [49.20]%
                          M-1        [17.50]%                [35.00]%
                          M-2        [15.40]%                [30.80]%
                          M-3        [11.70]%                [23.40]%
                          M-4        [10.05]%                [20.10]%
                          M-5         [8.45]%                [16.90]%
                          M-6         [7.00]%                [14.00]%
                          M-7         [5.55]%                [11.10]%









--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

TRIGGER EVENT:            If either the Delinquency Test or the Cumulative Loss
                          Test is violated.

DELINQUENCY TEST:         The Delinquency Test is violated on any Distribution
                          Date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of Mortgage
                          Loans delinquent 60 days or more (including Mortgage
                          Loans that are in foreclosure, have been converted to REO Properties or are in bankruptcy) by (y) the aggregate outstanding principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [18.00]% of the Credit Enhancement Percentage.

CUMULATIVE LOSS TEST:     The Cumulative Loss Test is violated on any
                          Distribution Date if the aggregate amount of Realized
                          Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
                          Date:

                          DISTRIBUTION DATE OCCURRING IN            PERCENTAGE
                          ----------------------------------------------------
                          February 2010 through  January 2011        [4.40]%
                          February 2011 through  January 2012        [6.50]%
                          February 2012 through  January 2013        [7.75]%
                          February 2013 and thereafter               [8.00]%

REALIZED LOSSES:          Generally, any Realized Losses on the Mortgage Loans
                          will be absorbed first by Excess Spread, second, by the Overcollateralization Amount, third, by the Class
                          M Certificates in reverse numerical order and fourth, to the Class A Certificates, on a pro rata basis.

EXPENSE ADJUSTED MORTGAGE The applicable mortgage rate (as adjusted for the
RATE: actual number of days in the related Interest Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the sum of the (i) Servicing Fee Rate and (ii) the Master Servicing Fee.

NET WAC RATE CAP:         For any Distribution Date and the Class A and Class M
                          Certificates is the weighted average of the Expense
                          Adjusted Mortgage Rates of the Mortgage Loans as of the first day of the related due period, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and further adjusted for any net swap payments and certain swap termination payments as described in the prospectus supplement.

PASS-THROUGH RATES:       The Pass-Through Rate with respect to each class of
                          Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the related Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

SWAP AGREEMENT:           On the Closing Date, the Swap Administrator will enter
                          into a Swap Agreement with an initial notional amount of approximately $119,558,704. Under the Swap
                          Agreement, the Swap Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.210]% (per annum) on the swap notional amount and the Swap Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month
                          LIBOR (as determined pursuant to the Swap Agreement) on the swap notional amount on each Distribution Date beginning on the 1st distribution date and through the 48th distribution date, accrued during each swap accrual period until the swap is retired. Only the net amount (the "Net Swap Payment") of the two obligations above will be paid by the appropriate party. To the extent that the Swap Administrator is obliged to make a Net Swap Payment on any Distribution Date, amounts otherwise available to certificate holders will be applied to make a net payment to the Swap
                          Administrator in the same amount, for payment to the Swap Provider.

                          Upon early termination of the Swap Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. IN THE EVENT THAT THE SWAP ADMINISTRATOR IS REQUIRED TO MAKE A SWAP TERMINATION PAYMENT, THE TRUST WILL BE REQUIRED TO MAKE A PAYMENT TO THE SWAP ADMINISTRATOR IN THE SAME AMOUNT, WHICH AMOUNT WILL BE PAID ON THE RELATED DISTRIBUTION DATE, AND ON ANY SUBSEQUENT DISTRIBUTION DATES UNTIL PAID IN FULL, PRIOR TO DISTRIBUTIONS TO CERTIFICATEHOLDERS (OTHER THAN A SWAP TERMINATION PAYMENT DUE TO A SWAP PROVIDER TRIGGER EVENT).


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
                             SWAP NOTIONAL SCHEDULE

         --------------------------------------------------------------
            Period     Notional Amount     Period    Notional Amount
         --------------------------------------------------------------
                    0     119,558,704.14          24     49,672,009.04
                    1     115,266,097.85          25     47,886,723.11
                    2     111,127,062.09          26     46,165,313.70
                    3     107,136,118.30          27     44,505,546.02
                    4     103,287,982.92          28     42,905,212.76
                    5      99,577,560.45          29     41,362,184.35
                    6      95,999,936.82          30     39,874,432.06
                    7      92,550,372.88          31     38,440,001.05
                    8      89,224,298.22          32     37,056,955.32
                    9      86,017,305.18          33     35,723,471.50
                   10      82,925,143.04          34     34,437,768.09
                   11      79,943,712.45          35     33,198,135.22
                   12      77,069,060.06          36     32,002,972.33
                   13      74,297,393.16          37     30,850,650.83
                   14      71,625,019.37          38     29,739,639.61
                   15      69,048,303.48          39     28,668,461.99
                   16      66,563,960.19          40     27,635,554.10
                   17      64,168,391.84          41     26,639,691.23
                   18      61,863,670.50          42     25,679,587.77
                   19      59,641,763.06          43     24,753,928.92
                   20      57,499,908.26          44     23,861,482.84
                   21      55,434,754.75          45     23,001,060.16
                   22      53,443,442.10          46     22,171,517.16
                   23      51,523,378.68          47     21,371,748.45
         --------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

INTEREST CARRY FORWARD    For each class of Offered Certificates, and on any
AMOUNT:                   Distribution Date, the sum of (i) the excess of (A)
                          the interest accrued during the related Interest
                          Accrual Period for such Class (excluding any Basis
                          Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

INTEREST DISTRIBUTION     The Interest Distribution Amount for the Offered
AMOUNT:                   Certificates of any class on any Distribution Date is
                          equal to interest accrued during the related Interest
                          Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Master Servicer and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST           The Senior Interest Distribution Amount for any
DISTRIBUTION AMOUNT:      Distribution Date and any Class A Certificates is
                          equal to the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A
                          Certificates.

BASIS RISK SHORTFALL      With respect to any Distribution Date, and the Class A
CARRYOVER AMOUNT:         Certificates and Class M Certificates, the excess of
                          (i) the amount of interest such class would have accrued on such Distribution Date had the applicable
                          Pass-Through Rate not been subject to the related Net
                          WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution
                          Date if the Pass-Through Rate is limited to the related Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution
                          Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover
                          Amount.

BASIS RISK SHORTFALL:     Because each Mortgage Loan has a mortgage rate that is
                          either fixed or adjustable, and the adjustable-rate
                          Mortgage Loans will adjust based on six-month LIBOR, one-year LIBOR or one-year TREASURY after an initial fixed-rate period of six months, one, two, three, five, seven or ten years following the date of origination, and the Pass-Through Rates on the Offered
                          Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls"). This may also occur if six-month LIBOR or one-year LIBOR or one-year TREASURY rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk
                          Shortfalls occur, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from
                          Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent
                          Distribution Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

INTEREST PAYMENT          On each Distribution Date, the Interest Remittance
PRIORITY:                 Amount will be distributed in the following order of
                          priority:

                                 (i) from the Interest Remittance Amount, to the holders of the Class A
                                          Certificates, the Senior Interest
                                          Distribution Amount allocable to such
                                          Certificates;.
                                 (ii) from the remaining Interest Remittance Amount, to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such
                                          Certificates;
                                 (iii) from the remaining Interest Remittance Amount, to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such
                                          Certificates;
                                 (iv) from the remaining Interest Remittance Amount, to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such
                                          Certificates;
                                 (v) from the remaining Interest Remittance Amount, to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such
                                          Certificates;
                                 (vi) from the remaining Interest Remittance Amount, to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such
                                          Certificates;
                                 (vii) from the remaining Interest Remittance Amount, to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such
                                          Certificates; and
                                 (viii) from the remaining Interest Remittance Amount, to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such
                                          Certificates.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
PRINCIPAL PAYMENT         On each Distribution Date (a) prior to the Stepdown
PRIORITY:                 Date or (b) on which a Trigger Event is in effect, the
                          Principal Distribution Amounts shall be distributed as follows:

                                 (i)      the Principal Distribution Amount
                                          sequentially to the holders of the
                                          Class A Certificates, until the
                                          Certificate Principal Balance of each
                                          such class has been reduced to zero;
                                 (ii)     to the holders of the Class M-1
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i)
                                          above, until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;
                                 (iii)    to the holders of the Class M-2
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i) and
                                          (ii) above, until the Certificate
                                          Principal Balance thereof has been
                                          reduced to zero;
                                 (iv)     to the holders of the Class M-3
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i),
                                          (ii) and (iii) above, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (v)      to the holders of the Class M-4
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i),
                                          (ii), (iii) and (iv) above, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (vi)     to the holders of the Class M-5
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i),
                                          (ii), (iii), (iv) and (v) above, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (vii)    to the holders of the Class M-6
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i),
                                          (ii), (iii), (iv), (v) and (vi) above,
                                          until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero; and
                                 (viii)   to the holders of the Class M-7
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the distributions described in (i),
                                          (ii), (iii), (iv), (v), (vi) and (vii)
                                          above, until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

PRINCIPAL PAYMENT         On each Distribution Date (a) on or after the Stepdown
PRIORITY:                 Date and (b) on which a Trigger Event is not in
                          effect, the Principal Distribution Amount shall be distributed as follows:

                                 (i)      the Principal Distribution Amount
                                          sequentially to the holders of the
                                          Class A Certificates, to the extent of
                                          the Class A Principal Distribution
                                          Amount, until the Certificate
                                          Principal Balance of each such class
                                          has been reduced to zero;
                                 (ii)     to the holders of the Class M-1
                                          Certificates, the Class M-1 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (iii)    to the holders of the Class M-2
                                          Certificates, the Class M-2 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (iv)     to the holders of the Class M-3
                                          Certificates, the Class M-3 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (v)      to the holders of the Class M-4
                                          Certificates, the Class M-4 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (vi)     to the holders of the Class M-5
                                          Certificates, the Class M-5 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;
                                 (vii)    to the holders of the Class M-6
                                          Certificates, the Class M-6 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero; and
                                 (viii)   to the holders of the Class M-7
                                          Certificates, the Class M-7 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

SWAP PAYMENTS:            Funds payable under the swap agreement will be
                          deposited into a reserve account (the "Derivative
                          Account").

                          Funds in the Swap Account that are payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                          1) to the Swap Provider, any Net Swap Payment owed for such Distribution Date; and
                          2) to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

                          Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

                          1) to the holders of the Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the related Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
                          2) to the holders of the Class M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the related Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
                          3) to pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;
                          4) to pay as principal to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates to maintain the Overcollateralization Target Amount for such Distribution Date (to the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Net Monthly Excess Cashflow) distributed in the same manner and priority as the Principal Distribution Amount; and
                          5) to the party named in the Pooling and Servicing Agreement, any remaining amounts.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

NET MONTHLY EXCESS        With respect to any Distribution Date, the available
CASHFLOW DISTRIBUTIONS:   distribution amount remaining after distribution of
                          the Interest Remittance Amount and the Principal
                          Distribution Amount as described above ("Net Monthly
                          Excess Cashflow") shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement (other than in the case of clause (i) below):

                              (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the
                                      Overcollateralization Increase Amount,
                                      distributable as part of the Principal
                                      Distribution Amount;
                              (ii)    from Net Monthly Excess Cashflow
                                      attributable to the Interest Remittance
                                      Amount, to the holders of the Class A
                                      Certificates, in an amount equal to any
                                      Interest Carry Forward Amounts to the
                                      extent unpaid from the Interest Remittance
                                      Amount or amounts paid to the trust
                                      pursuant to the Swap Agreement.
                              (iii)   from Net Monthly Excess Cashflow
                                      attributable to the Interest Remittance
                                      Amount, to the holders of the Class A
                                      Certificates, in an amount equal to the
                                      previously allocated Realized Loss
                                      Amounts;
                              (iv) to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;
                              (v) to make payments to a reserve account, to the extent required to distribute to the holders of the Class A Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement);
                              (vi) to make payments to a reserve account, to the extent required to distribute to the holders of the Class M Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement);
                              (vii) to the holders of the Class A Certificates and Class M Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;
                              (viii) to the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event;
                              (ix) to pay the Early Principal Payment Amount as principal on the Class M-7
                                      Certificates, until the certificate
                                      principal balance of such class is reduced to zero; and
                              (x)     to the holders of the Class B-IO
                                      Certificates and Class R Certificates as provided in the Pooling and Servicing Agreement.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTION    The Principal Distribution Amount for any Distribution
AMOUNT:                   Date will be the sum of (i) the principal portion of
                          all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination
                          Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage
                          Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage
                          Loans, and (iv) the amount of any
                          Overcollateralization Increase Amount for such
                          Distribution Date MINUS (v) the sum of (a) any Net
                          Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap
                          Provider to the extent not paid on prior Distribution
                          Dates from the Interest Remittance Amount on such Distribution Dates and (b) the amount of any Overcollateralization Reduction Amount for such
                          Distribution Date allocated to the Principal
                          Distribution Amount based on the amount of principal for such Distribution Date.

CLASS A PRINCIPAL         The Class A Principal Distribution Amount is an amount
DISTRIBUTION AMOUNT:      equal to the excess of (x) the aggregate Certificate
                          Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                          50.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                          Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                          Prepayment Period, and after reduction for Realized
                          Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $797,150.

CLASS M-1 PRINCIPAL       The Class M-1 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class A
                          Certificates (after taking into account the payment of the Class A Principal Distribution Amounts on such
                          Distribution Date) and (ii) the Certificate Principal
                          Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
                          (A) the product of (i) approximately 65.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
CLASS M-2 PRINCIPAL       The Class M-2 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class A
                          Certificates and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1
                          Principal Distribution Amounts on such Distribution
                          Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.

CLASS M-3 PRINCIPAL       The Class M-3 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class
                          A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such
                          Distribution Date) and (ii) the Certificate Principal
                          Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of
                          (A) the product of (i) approximately 76.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
CLASS M-4 PRINCIPAL       The Class M-4 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class
                          A, Class M-1, Class M-2 and Class M-3 Certificates
                          (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal
                          Distribution Amounts on such Distribution Date) and
                          (ii) the Certificate Principal Balance of the Class
                          M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.

CLASS M-5 PRINCIPAL       The Class M-5 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class
                          A, Class M-1, Class M-2, Class M-3 and Class M-4
                          Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class
                          M-4 Principal Distribution Amounts on such
                          Distribution Date) and (ii) the Certificate Principal
                          Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of
                          (A) the product of (i) approximately 83.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------
CLASS M-6 PRINCIPAL       The Class M-6 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class
                          A, Class M-1, Class M-2, Class M-3, Class M-4 and
                          Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class
                          M-3, Class M-4 and Class M-5 Principal Distribution
                          Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6
                          Certificates immediately prior to such Distribution
                          Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                          Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                          Prepayment Period, and after reduction for Realized
                          Losses incurred during the related Due Period) minus approximately $797,150.

CLASS M-7 PRINCIPAL       The Class M-7 Principal Distribution Amount is an
DISTRIBUTION AMOUNT:      amount equal to the excess of (x) the sum of (i) the
                          aggregate Certificate Principal Balance of the Class
                          A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                          M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class
                          M-2, Class M-3, Class M-4, Class M-5 and Class M-6
                          Principal Distribution Amounts on such Distribution
                          Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                          Period) minus approximately $797,150.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

                     SUBORDINATE CLASSES AVAILABLE FUNDS CAP

       -----------------------------------------------------------------------
                 Distribution      AFC              Distribution      AFC
        Period       Date       Rate (1)   Period       Date       Rate (1)
       -----------------------------------------------------------------------
          1        25-Feb-07     21.63       39       25-Apr-10      9.23
          2        25-Mar-07      8.26       40       25-May-10      9.44
          3        25-Apr-07      7.84       41       25-Jun-10      9.23
          4        25-May-07      7.98       42       25-Jul-10      9.44
          5        25-Jun-07      7.92       43       25-Aug-10      9.23
          6        25-Jul-07      8.14       44       25-Sep-10      9.23
          7        25-Aug-07      8.14       45       25-Oct-10      9.44
          8        25-Sep-07      8.15       46       25-Nov-10      9.23
          9        25-Oct-07      8.32       47       25-Dec-10      9.44
          10       25-Nov-07      8.18       48       25-Jan-11      9.23
          11       25-Dec-07      8.49       49       25-Feb-11      9.09
          12       25-Jan-08      8.35       50       25-Mar-11     10.06
          13       25-Feb-08      8.35       51       25-Apr-11      9.11
          14       25-Mar-08      8.67       52       25-May-11      9.41
          15       25-Apr-08      8.38       53       25-Jun-11      9.11
          16       25-May-08      8.57       54       25-Jul-11      9.41
          17       25-Jun-08      8.42       55       25-Aug-11      9.11
          18       25-Jul-08      9.21       56       25-Sep-11      9.11
          19       25-Aug-08      9.07       57       25-Oct-11      9.41
          20       25-Sep-08      9.14       58       25-Nov-11      9.11
          21       25-Oct-08      9.36       59       25-Dec-11      9.42
          22       25-Nov-08      9.17       60       25-Jan-12      9.11
          23       25-Dec-08      9.36       61       25-Feb-12      9.11
          24       25-Jan-09      9.19       62       25-Mar-12      9.74
          25       25-Feb-09      9.20       63       25-Apr-12      9.11
          26       25-Mar-09      9.82       64       25-May-12      9.42
          27       25-Apr-09      9.21       65       25-Jun-12      9.11
          28       25-May-09      9.41       66       25-Jul-12      9.42
          29       25-Jun-09      9.21       67       25-Aug-12      9.12
          30       25-Jul-09      9.41       68       25-Sep-12      9.12
          31       25-Aug-09      9.22       69       25-Oct-12      9.42
          32       25-Sep-09      9.22       70       25-Nov-12      9.12
          33       25-Oct-09      9.43       71       25-Dec-12      9.42
          34       25-Nov-09      9.23       72       25-Jan-13      9.12
          35       25-Dec-09      9.43       73       25-Feb-13      9.12
          36       25-Jan-10      9.23       74       25-Mar-13     10.10
          37       25-Feb-10      9.23       75       25-Apr-13      9.12
          38       25-Mar-10      9.87       76       25-May-13      9.43
       -----------------------------------------------------------------------

  (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.40%, 1-year LIBOR at 5.43%, and 1-year Treasury at 5.08%, no losses and is run at the pricing speed to call.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-1
--------------------------------------------------------------------------------

                   EXCESS SPREAD BEFORE LOSSES (BASIS POINTS)

       -----------------------------------------------------------------------
                 Distribution                       Distribution
        Period       Date       Rate (1)   Period       Date       Rate (1)
       -----------------------------------------------------------------------
          1           25-Feb-07    594       39       25-Apr-10        408
          2           25-Mar-07    275       40       25-May-10       415
          3           25-Apr-07    243       41       25-Jun-10       400
          4           25-May-07    264       42       25-Jul-10       419
          5           25-Jun-07    255       43       25-Aug-10       404
          6           25-Jul-07    284       44       25-Sep-10       405
          7           25-Aug-07    283       45       25-Oct-10       424
          8           25-Sep-07    285       46       25-Nov-10       407
          9           25-Oct-07    306       47       25-Dec-10       425
          10          25-Nov-07    289       48       25-Jan-11       408
          11          25-Dec-07    324       49       25-Feb-11       408
          12          25-Jan-08    309       50       25-Mar-11       460
          13          25-Feb-08    310       51       25-Apr-11       411
          14          25-Mar-08    340       52       25-May-11       428
          15          25-Apr-08    315       53       25-Jun-11       412
          16          25-May-08    337       54       25-Jul-11       429
          17          25-Jun-08    322       55       25-Aug-11       412
          18          25-Jul-08    403       56       25-Sep-11       413
          19          25-Aug-08    391       57       25-Oct-11       430
          20          25-Sep-08    399       58       25-Nov-11       414
          21          25-Oct-08    421       59       25-Dec-11       431
          22          25-Nov-08    406       60       25-Jan-12       414
          23          25-Dec-08    424       61       25-Feb-12       414
          24          25-Jan-09    410       62       25-Mar-12       448
          25          25-Feb-09    412       63       25-Apr-12       413
          26          25-Mar-09    447       64       25-May-12       430
          27          25-Apr-09    416       65       25-Jun-12       413
          28          25-May-09    435       66       25-Jul-12       430
          29          25-Jun-09    420       67       25-Aug-12       413
          30          25-Jul-09    438       68       25-Sep-12       413
          31          25-Aug-09    424       69       25-Oct-12       430
          32          25-Sep-09    427       70       25-Nov-12       413
          33          25-Oct-09    446       71       25-Dec-12       431
          34          25-Nov-09    432       72       25-Jan-13       414
          35          25-Dec-09    450       73       25-Feb-13       414
          36          25-Jan-10    437       74       25-Mar-13       465
          37          25-Feb-10    439       75       25-Apr-13       414
          38          25-Mar-10    458       76       25-May-13       431
       -----------------------------------------------------------------------

  (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.40%, 1-year LIBOR at 5.43%, and 1-year Treasury at 5.08%, no losses and is run at the pricing speed to call.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.